Exhibit 24.1
Power of Attorney
     KNOW ALL MEN BY THESE PRESENTS: That each of the undersigned directors and/or officers of Arch Coal, Inc., a Delaware corporation (“Arch Coal”), hereby constitutes and appoints Steven F. Leer, John T. Drexler and Robert G. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign Arch Coal, Inc.’s universal shelf registration statement on Form S-3 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
DATED: February 19, 2009

/s/ Steven F. Leer	Chairman and Chief Executive Officer
Steven F. Leer

/s/ James R. Boyd	Director
James R. Boyd

/s/ Frank M. Burke	Director
Frank M. Burke

/s/ John W. Eaves	President, Chief Operating Officer and Director
John W. Eaves

/s/ Douglas H. Hunt	Director
Douglas H. Hunt

/s/ Brian J. Jennings	Director
Brian J. Jennings

/s/ Patricia F. Godley	Director
Patricia F. Godley

/s/ Thomas A. Lockhart	Director
Thomas A. Lockhart

/s/ A. Michael Perry	Director
A. Michael Perry

/s/ Robert G. Potter	Director
Robert G. Potter

/s/ Theodore D. Sands	Director
Theodore D. Sands

/s/ Wesley M. Taylor	Director
Wesley M. Taylor